Exhibit 6(iv) NOVAMED,INC

                             1999 STOCK OPTION PLAN
                           (Effective March 19 1 999)


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                                TABLE OF CONTENTS

1.      INTRODUCTION                                                         83
   1.1      Purpose of the Plan                                              83
   1.2      Definitions                                                      83

2.                    THE STOCK OPTION PLAN                                  88
   2.1      Stock Subject to the Plan                                        88
   2.2      Administration of the Plan                                       88
   2.3      Eligibility and Limits                                           89

3.    TERMS OF OPTIONS                                                       89
   3.1       General Terms and Conditions                                    89
   3.2       Option Price                                                    89
   3.3       Option Term                                                     90
   3.4       Exercise of Option                                              90
   3.5       Payment                                                         90
   3.6       Termination and Conservation of ISOs                            91
   3.7       Special Provisions for Certain Substitute Options               91

4.       RESTRICTIONS ON STOCK                                               92
   4.1       Escrow of Shares                                                92
   4.2       Restrictions on Transfer                                        92
   4.3       Restrictions on Delivery and Sale of Shares; Legends            92

5.                  GENERAL PROVISIONS                                       93
   5.1       Withholding                                                     93
                  -----------------------------------
   5.2       Changes in Capitalization, Merger; Liquidation                  93
                  -----------------------------------
   5.3       Cash Awards                                                     94
   5.4       Legal Compliance                                                94
   5.5       Right to Terminate Employment                                   94
   5.6       Non-Alienation of Benefits                                      94
   5.7       Termination and Amendment of the Plan                           95
   5.9       Choice of Law                                                   95
   5.10     Stock Approval                                                   95
   5.11     Effective Date of Plan                                           95


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                                   NOVAMED,INC
                             1999 STOCK OPTION PLAN

         1.       INTRODUCTION

                  1.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

                  1.2 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases will have the following meaning:

                           (a)      "Affiliate" means:

                                    (i)   an entity that directly or through one
                                          or more  intermediaries  is controlled
                                          by the Company, and

                                    (ii)  any entity in which the  Company has a
                                          significant equity interest, as deter-
                                          mined by the Company.

                           (b) "Board of Directors" means the board of directors of the Company.

                           (c) "Code" means the Internal Revenue Code of 1986, as amended.

                           (d)      "Committee" means the committee appointed by
the Board of Directors to administer the Plan, or the Board of Directors if it does not appoint a committee to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. ss. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

                           (e) "Company" means NOVAMED, INC., a Nevada corporation.

                           (f)     "Disability" has the same meaning as provided
in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

                           (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended


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from time to time.

                           (h) "Fair Market Value" with regard to a date means:

                                    (i) the  average  of the high and low prices
                                    at which  Stock was sold on that date or the
                                    last  trading  date  prior  to that  date as
                                    reported by the Nasdaq  Stock Market (or, if
                                    applicable,   as   reported  by  a  national
                                    securities    exchange   selected   by   the
                                    Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

                                    (ii) if Stock is not traded on a  securities
                                    exchange,  but is  reported  by  the  Nasdaq
                                    Stock  Market  and  market   information  is
                                    published  on a  regular  basis  in The Wall
                                    Street Journal, the average of the published high and low sales prices for that date of the last business day prior to that date as published in The Wall Street Journal,

                                    (iii)  if  such  market  information  in not
                                    published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date of the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

                                    (iv) if Stock  is not  publicly  traded,  as
                                    determined  in good  faith by the  Committee
                                    with due  consideration  being  given to the
                                    most  recent  independent  appraisal  of the
                                    Company,  if such appraisal is not more than
                                    12 months old and the valuation  methodology
                                    used in any such appraisal.  For purposes of
                                    granting  awards other than Incentive  Stock
                                    Options,  Fair Market Value of the shares of
                                    Stock may be  determined by the Committee by
                                    reference   to  the  average   market  value
                                    determined over a period certain or as of specified dates, to a tender offer price of the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

                           (i)      "ISO"  means an option to  purchase Stock in
the Company that qualifies as an "incentive stock option" under Code Section 422(b).

                           (j)      "Non  Qualifying  Option" means an option to
purchase Stock in the Company that does not qualify as an ISO.

                           (k)      "Option" means  a Non-qualified Stock Option
or an ISO.

                           (1)      "Over  10%  Owner"  means an  individual who
at the time an ISO is granted owns Stock possessing more than IO% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                           (m)      "Participant"   means   an   Individual  who
receives an Option hereunder.


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                           (n)      "Plan"  means the NovaMed, Inc.,  1999 Stock
Option Plan.

                           (o)      "Stock" means the Company's common stock.

                           (p)      "Stock Option Agreement" means  an agreement
between the Company and a Participant or other documentation evidencing an award of an Option.

                           (q)      "Stock  Option  Program"   means  a  written
program established by the Committee, pursuant to which Options are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

                           (r)      "Subsidiary"  means  any corporation  (other
than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to ISOS, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock processing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                           (s)      "Termination Of  Employment" means the term-
ination of the employee- employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

         2.       THE STOCK OPTION PLAN

                  2.1 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time may the Company have outstanding under the Plan, Options subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Options under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

                  2.2 Administration of the Plan. The Plan is administered by the Committee, the Company or its Affiliates to whom Options will be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

                  2.3      Eligibility and Limits.   Options may be granted only
to officers, directors and key


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employees  and  consultants  of the  Company,  or any  Affiliate of the Company;
provided, however, that an ISO may only be granted to an employee of the Company or any Subsidiary. In the case of ISOS, the aggregate Fair Market Value (determined as at the date an ISO is granted) of stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $ 1 00,000; provided further, that if the limitation is exceeded, the ISO(S) which cause the limitation to be exceeded will be treated as Non-Qualified Option(s).

         3.       TERMS OF OPTIONS

                  3.1      General Terms and Conditions.

                           (a)      Number.  The number of shares of Stock as to
which an Option may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

                           (b)      Stock  Option  Agreement.  Each  Option will
either be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the committee may determine to be appropriate, or be made subject to the terms of a Stock Option Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement or Stock Option Program is subject to the terms of the Plan and any provisions contained in the Stock Option Agreement or Stock Option Program that are inconsistent with the Plan are null and void.

                           (c)      Date Granted.  The date an Option is granted
will be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of shares covered by the Option, and has taken all such other actions necessary to complete the grant of the Option.

                           (d)      Previous Option.   Any Option may be granted
in connection with all or any portion of a previously or contemporaneously granted Option. Exercise or vesting of an Option granted in connection with another Option may result in a pro rata surrender or cancellation of any related Option, as specified in the applicable Option Agreement or Option Program.

                  3.2      Option..Price.

                           (a)      Non-Qualified  Options.   The exercise price
per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser or (1) the book value per share of Common Stock at the end of the fiscal year of the Company immediately preceding the date of such grant; or (2) 50% of the Fair Market Value per share of Common Stock on the date of such grant.

                           (b)      ISOS. The exercise price per share specified
in the agreement relating to each ISO granted under the plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an Over 10% Owner, the price per share specified in the agreement relating to such incentive stock option shall not be less than I 00% of the fair market value per share of Stock on the date of such grant.


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                  3.3  Option  Tenn.  Subject to  earlier  termination  due to a
Participant's Termination of Employment, death or Disability, each Option shall expire on the date specified by the Committee, but not more than (a) ten (IO) years and one day from the date of grant in the case of Non-Qualified Options
(b) ten IO years from the date in the case of ISOs generally, and (c) five (5) years from the date of grant in the case of ISOs granted to an over 1 0% Owner. Subject to earlier termination as set forth above, the term of each ISO shall be the ten-n set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option under this Plan.

                  3.4 Exercise of Option. Subject to an Option's earlier termination under the Plan, each Option granted under the Plan shall be exercisable as follows:

                           (a)      vesting.   The Option shall be  either fully
exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                           (b)      Partial Exercise. Each Option or installment
may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                           (c)      Acceleration of VestinZ. The Committee shall
have the right to accelerate the date of exercise of any installment of any Option, provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a NonQualified Option) if such acceleration would violate the annual vesting limitation contained in Code Section 422(d) as described in Section 2.3.

                  3.5 Payment. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

                  3.6      Termination and Conversion of ISOS

                           (a)      termination.  With respect to an ISO, in the
event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the temis of the grant, in which case, the ISO will be a NonQualified Option if it is exercised after the time limits that would otherwise apply.

                           (b)     Conversion. The Committee, on written request
of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion to Non-Qualified Options at any time prior to the expiration of such ISOS. Such actions may include, without limitation, extending the exercise period or reducing the exercise price of the appropriate


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installments  of such  Options.  At the time of such  conversion,  the Committee
(with the Participant's consent) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan gives any Participant the right to have his ISOs converted into Non-Qualified Options, and no such conversion may occur unless and until the Committee takes appropriate action.

                  3.7 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computing in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

                  3.8 Notice to Company of Disqualifying Disposition . Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Stock before the later of (a) two
(2) years after the date the employee was granted the ISO, or (b) one (1) year after the date the employee acquired Stock by exercising an ISO. If the employee has died before such Stock is sole, these holding period requirements do not apply, and no Disqualifying Disposition can occur thereafter.

         4.       RESTRICTIONS ON STOCK

                  4.1 Escrow in Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in Participant's name, but, if the applicable Stock Option Agreement or Stock Option Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Option Agreement or Stock Option Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Option Agreement or Stock Option Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Option Agreement or Stock Option Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Option Agreement or Stock Option Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Option Agreement or Stock Option Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Option Agreement or Stock Option Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

                  4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Option Agreement or Stock Option Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable

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Stock Option  Agreement or Stock Option  Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Option Agreement or Stock Option Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Option Agreement or Stock Option Program.

                  4.3 Restrictions on Delivery and Sale of Shares: Legends. Each Option is subject to the conditions that if at any time the Committee, in it, discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option, that the Participant represent in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.       GENERAL PROVISIONS

                  5.1 The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax in cash, or, if the applicable Stock Option Agreement or Stock Option Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met: (a) the Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and (b) any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

                  5.2      Changes in Capitalization: Merger;  Liquidation.

                           (a)    Capitalization.  The number of shares of Stock
reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option; the Exercise Price of each outstanding Option must be proportionately adjusted for any increase or decrease in the number of issued shares of stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock


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 to holders of  outstanding
shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                           (b)      Merger.  In the event of a merger, consolid-
ation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but except as set forth in this Section 5.2 may not otherwise diminish the then value of the Stock Incentive.

                           (c)      Reorganization, Liquidation.   The existence
of the Plan and the Options granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                  5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

                  5.4 Legal Compliance. All ISOs to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all ISOs granted hereunder must be construed in such manner as to effectuate that intent. The Company's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. The Committee may suspend the exercise Option so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on ten-ns acceptable to the Committee.

                  5.5 Right to Terminate. Nothing in the Plan or in any Option confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment at any time.

                  5.6 Non-Alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.



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



                  5.7 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary to advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Option may adversely affect the rights of the Participant under such Option.

                  5.8 Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted shall be used for general corporate purposes.

                  5.9 Choice of Law. The laws of the State of Nevada govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

                  5.10 Stock Approval. The Plan was submitted to the stockholders of the Company for their approval on April 9, 1998, which was within twelve (I 2) months before the adoption of the Plan by the Board of Directors of the Company.

                  5.11 Effective Date of Plan.   The Plan shall become effective
1999.

                                             NOVAMED, INC., a Nevada corporation



                                              By:_______________________________
                                                 Ruairidh Campbell, President


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